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                                                                  EXHIBIT 3.2.9

                  [                   ] LIMITED PARTNERSHIP
                      CERTIFICATE OF LIMITED PARTNERSHIP


     The Partners desire to organize a limited partnership in accordance with the laws of the Commonwealth of Massachusetts. In furtherance thereof, the General Partner hereby executes and agrees to file this Certificate in accordance with the provisions of the Massachusetts Uniform Limited Partnership Act (the "Act").

     The undersigned, desiring to effectuate the formation of a limited partnership, pursuant to the laws of the Commonwealth of Massachusetts, does hereby certify and swear to the following:

     1.   The name of the partnership is [                    ] Limited
          Partnership.

     2. The general character of the business intended to be transacted by the partnership is to acquire, own, lease, invest in, improve, hold, encumber, sell, manage, maintain, operate and otherwise deal with nursing homes, retirement homes, congregate care facilities, rehabilitation facilities, psychiatric facilities, substance abuse facilities, medical office buildings or other health care related commercial properties, and any equity interest of the partnership therein, whether direct or indirect, through nominees, joint ventures or otherwise, and real estate and personal property related thereto; to be a general and/or limited partner in any general or limited partnership in which the partnership shall act as a general and/or limited partner which conducts activities within the scope of this section; and to conduct any other business activity allowed under the Act.

     3. The address of the office of the partnership at which shall be kept the records and partnership documents of the partnership is to be:

                    c/o The Berkshire Group
                    470 Atlantic Avenue
                    Boston, MA 02210

          The agent for service of process for the partnership shall be:

                    Scott D. Spelfogel, Esq.
                    The Berkshire Group
                    470 Atlantic Avenue
                    Boston, MA 02210

     4.   The name and business address of the General Partner is as follows:

          General Partner                    Address
          ---------------                    -------

          Harborside Health I Corporation    c/o The Berkshire Group
                                             470 Atlantic Avenue
                                             Boston, MA 02210

     5. The partnership will be dissolved and its affairs wound up on December 31, 2029, unless sooner dissolved in accordance with the provisions of the Act.
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IN WITNESS WHEREOF, the General Partner of said partnership has executed this certificate this 26th day of August, 1997, under penalty of perjury.

                                    General Partner:
                                    ----------------

                                    HARBORSIDE HEALTH I CORPORATION

                                    By: /s/ K. Scott Griggs
                                        --------------------------------------
                                        K. Scott Griggs, Assistant Secretary
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                           SCHEDULE TO EXHIBIT 3.2.9
                           -------------------------


The following entities have the Form a of Certificate of Limited Partnership included as Exhibit 3.2.9 with any changes from the form noted:

1.  Harborside Acquisition Limited Partnership V

2.  Harborside Acquisition Limited Partnership VI

3.  Harborside Acquisition Limited Partnership VII

4.  Harborside Acquisition Limited Partnership VIII

5.  Harborside Acquisition Limited Partnership IX

6.  Harborside Acquisition Limited Partnership X

7.  Harborside Massachusetts Limited Partnership

8.  Harborside Dayton Limited Partnership
      Changes from Form:  Paragraph 5 date for dissolution is December 31, 2046

9.  Harborside Rhode Island Limited Partnership

10. Harborside Connecticut Limited Partnership

11. Harborside of Cleveland Limited Partnership
      Changes from Form:  Paragraph 5 date for dissolution is December 31, 2040.

12. Harborside Rehabilitation Limited Partnership
      Changes from Form:  Paragraph 5 date of dissolution is December 31, 2040.

13. Harborside Homecare Limited Partnership
      Changes from Form: Paragraph 4, general partner is KHI Corporation Paragraph 5 date of dissolution is December 31, 2045.

14. Harborside of Ohio Limited Partnership
      Changes from Form: Paragraph 3 address is c/o The Krupp Companies Paragraph 5 date of dissolution is December 31, 2029.

15. Harborside Toledo Limited Partnership
      Changes from Form: Amendment making Harborside Toledo Corp. the general partner
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      Paragraph 5 date of dissolution is December 31, 2035



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